       140                                   EXHIBIT 22.1





                 List_of_Subsidiaries_with_Active_Business_Operations


     Name_of_Corporation                         Jurisdiction_of_
     Incorporation


     Chemtrusion, Inc.                            Delaware

     InterSystems, Inc.                           Nebraska
          Tropical Systems, Inc.                  Florida